UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2004

Independence Community Bank Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23229	11-3387931
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

195 Montague Street
Brooklyn, New York 11201
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 722-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On March 3, 2004, Alan H. Fishman, Chief Executive Officer of the Company, was a presenter at the Keefe, Bruyette & Woods Eastern Regional Bank Symposium. A copy of the PowerPoint presentation provided at the symposium is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

	99.1	PowerPoint slides presented by Mr. Alan. H. Fishman, Chief Executive Officer, at the Keefe, Bruyette & Woods Eastern Regional Bank Symposium on March 3, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENCE COMMUNITY BANK CORP.
By:	/s/ Frank W. Baier
Frank W. Baier
Executive Vice President, Chief Financial Officer and Treasurer

Date: March 3, 2004